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Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statements on Form S-8 (No. 33-41853, No. 33-48579, No. 33-48462, No. 2-72362, No. 33-72559 and No. 33-72560) of
Safeguard Scientifics, Inc. (Safeguard) of our report dated February 12, 1999, relating to the consolidated financial statements of USDATA Corporation as of December 31, 1998 and 1997, and for the three years ended December 31, 1998, which opinion is included in this Safeguard 1998 Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP

Dallas, Texas
March 25, 1999

                        REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of USDATA Corporation

In our opinion, the consolidated balance sheets and related consolidated statements of operations and comprehensive income, of stockholders' equity and of cash flows listed in the index appearing under Item 14(a)(1) and (2) on page 15 present fairly, in all material respects, the financial position of USDATA Corporation and its subsidiaries (the "Company") at December 31, 1998 and 1997, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.


/s/ PricewaterhouseCoopers LLP

Dallas, Texas
February 12, 1999